Exhibit 10.1
PROMISSORY NOTE
$2,100,000.00	January 31, 2017

FOR VALUE RECEIVED, the undersigned, AEMETIS ADVANCED FUELS KEYES, INC, a Delaware corporation (“AAFK”), AEMETIS FACILITY KEYES, INC. (formerly known as AE Advanced Fuels Keyes, Inc.), a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, and together with AAFK, “Borrowers”) and AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”, and together with Borrowers, the “Debtors”) jointly and severally promise to pay to the order of the THIRD EYE CAPITAL CORPORATION (the “Lender”) the principal amount of Two Million Dollars and one hundred thousand dollars ($2,100,000.00), together with interest thereon as set forth below, at its offices or such other place as the Lender may designate in writing.
This promissory note (the “Note”) is being issued to the Lender in connection with the Amended and Restated Note Purchase Agreement made as of July 6, 2012 (as amended, restated, supplemented, revised, or replaced from time to time, the “NPA”) by and among the Debtors, Third Eye Capital Corporation, as agent for certain Noteholders (“Agent”) and the Noteholders. Capitalized terms used but not defined herein shall have the meaning given to them in the NPA. This Note is one of the Notes under the NPA and is subject to the provisions of the NPA.
1.
Use of Proceeds. The proceeds of this Note may only be used by the Debtors for the purposes of: (i) repurchasing 274,557 common shares of Parent from Third Eye Capital Special Opportunities S.A.R.L for total proceeds of $466,746; (ii) satisfying accounts payable and working capital requirements as approved by Lender; and (ii) paying the Lender fees hereunder.
2.
Interest. From the date hereof until the repayment of this Note in full, interest on the principal amount outstanding shall be calculated at the rate of 14% per annum, and paid monthly in arrears; provided, however, that in the event of default under the NPA or non-payment of this Note by the Maturity Date, the interest rate shall be increased to 20% per annum.
3.
Maturity Date. The outstanding principal balance of the indebtedness evidenced hereby, plus any accrued but unpaid interest and any other sums due hereunder, shall be due and payable in full at the earlier to occur of (a) receipt of proceeds from any financing, refinancing or other similar transaction, (b) extension of credit by the Lender, or Agent on behalf of certain lenders, to the Debtors or their affiliates, and (c) May 30, 2017 (the “Maturity Date”).
4.
Upfront Fee. The Debtors shall pay to the Lenders a fee (the “Fee”) in the amount of $133,254 payable to the Lender which shall be deemed earned and non-refundable on the date hereof and shall be payable from the proceeds of the Note.

5.
Acknowledgement of Security. The Debtors hereby acknowledge, confirm and agree that this Note is secured by valid and enforceable liens and security interests upon and in the property and assets of the Obligors as described in the NPA and the other Note Purchase Documents.
6.
Additional Obligations of the Debtors. As further consideration of the Lender providing the funds contemplated under this Note, the Debtors hereby agree to, upon the request of the Lender, take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Note.
7.
Waivers. Each Debtor hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit. Time is of the essence.
8.
Attorneys’ Fees. Each Debtor agrees to pay reasonable attorneys’ fees and costs incurred by Agent and Lender in collecting on this Note, whether by suit or otherwise.
9.
Paramountcy. In the event of any conflicts between the provisions of this Note and any provisions of the NPA, solely in connection with this Note, the provisions of this Note shall prevail and be paramount.
10.
Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.
11.
Miscellaneous. This Note and the obligations hereunder may not be assigned by Debtors without the prior written consent of the Lender. This Note and the rights hereunder may be assigned by Lender without the consent of Debtors. As used herein, the terms “Debtors” and “Lender” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. Each Debtor hereby submits to jurisdiction in the State of Delaware and this Note shall be governed by and be construed in accordance with the laws of the State of Delaware. This Note may not be modified except by written agreement signed by Debtors and the Lender.
{Signature appears on following page}

IN WITNESS WHEREOF, each Debtor has caused this Note to be executed and delivered under seal as of the date first set forth above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

PARENT:

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

Signature Page to Promissory Note dated January 31, 2017